Exhibit 99.1

ClubCorp Delivers Record Third Quarter Results and Increases Portfolio by 30%

•	Revenue up 4.9% largely due to increases in membership dues and food and beverage revenue

•	Adjusted EBITDA up 9.4% from increased revenue, improved margins and timing of cash distribution

•	Company raises full year fiscal FY14 guidance to reflect the acquisition of Sequoia Golf

DALLAS, Texas (October 16, 2014) - ClubCorp, The World Leader in Private Clubs® (NYSE: MYCC). ClubCorp announces financial results for its fiscal-year 2014 third quarter ended September 9, 2014. The third quarter of fiscal 2014 and fiscal 2013 consisted of 12 weeks. All growth percentages refer to year-over-year progress.

As a reminder, ClubCorp closed its acquisition of Sequoia Golf on September 30, 2014. Sequoia Golf results will not be consolidated until the fourth quarter, and as such have no bearing on ClubCorp's third quarter operating results.

Third Quarter Results:

•
Revenue increased $9.6 million to $204.5 million for the third quarter of 2014. Revenue was up 4.9% compared to the third quarter of 2013 due to revenue growth from both same store and newly acquired clubs.

•
Adjusted EBITDA(1) increased $3.9 million to $45.4 million. Adjusted EBITDA was up 9.4% from increased revenue, improved variable labor expenses as a percent of revenue and the timing of a cash distribution from an equity investment.

•
Same Store sales grew $4.7 million, up 2.5% versus the prior year; while same store adjusted EBITDA grew $4.1 million, up 8.6% driven largely by stronger operating results at reinvented clubs and increased dues, a la carte and private event revenue.

•	Newly Acquired Clubs, clubs acquired in 2013 or 2014, contributed incremental revenue of $6.4 million and adjusted EBITDA of $0.7 million.

•
Reinvention. Since 2007, ClubCorp has reinvented 24 golf and country clubs and 18 business, sports and alumni clubs. Reinvention is still underway at one same store golf and country club and two business, sports and alumni clubs. Also, reinvention elements at two newly acquired clubs, Oak Tree and Cherry Valley, are now complete, while reinvention projects at Chantilly, the two Prestonwood properties and both TPC properties are underway and should be delivered next year.

•
Acquisitions. This year, ClubCorp has added more than 50 golf and country clubs, including the acquisition of Prestonwood Country Club in Dallas and Plano, Texas, TPC Piper Glen in Charlotte, North Carolina, TPC Michigan in Dearborn, Michigan and Sequoia Golf, a multi course owner-operator based in Atlanta, Georgia. Additionally, this quarter ClubCorp opened an alumni club at the new Baylor University football stadium in Waco, Texas. In total, ClubCorp’s expanded portfolio now exceeds 200 owned or operated clubs.

•
Membership. Total memberships as of September 9, 2014 were 153,249, an increase of 5,734, up 3.9% over memberships at September 3, 2013. Same store golf and country club memberships increased 1.0%, while total golf and country club memberships including newly acquired clubs increased 5.3%. Same store business,

ClubCorp FY14 Q3 Earnings Release	1	Page

sports and alumni memberships grew 0.1%, while total business, sports and alumni club memberships increased 1.9%.

•
O.N.E. and Other Upgrade Products. Participation has steadily increased with approximately 46% of our memberships now enrolled in one or more of our upgrade programs, compared to 42% a year ago and up from 35% in 2010 when O.N.E. program was first introduced.

•	Capital Structure. The Company has amended its secured credit facilities creating one fungible term loan tranche of $901.1 million priced at L+350 bps, with a 1% LIBOR floor.

•	Free Cash Flow(1). Free cash flow over the last four quarters was $99.6 million, an increase from $70.7 million a year ago.

2014 Third Quarter and Year to Date Summary:

(Unaudited financial information)

	Third quarter ended			Year to date ended
(In thousands, except for membership)	September 9, 2014 (12 weeks)	September 3, 2013 (12 weeks)	% Change	September 9, 2014 (36 weeks)	September 3, 2013 (36 weeks)	% Change

Total Revenue	$204,475	$194,835	4.9%	$581,616	$545,514	6.6%

Adjusted EBITDA (1)
Golf and Country Clubs	$46,860	$43,153	8.6%	$133,115	$122,540	8.6%
Business, Sports and Alumni Clubs	$5,785	$4,712	22.8%	$20,446	$18,849	8.5%
Other	$(7,213)	$(6,333)	(13.9)%	$(26,287)	$(24,316)	(8.1)%
Adjusted EBITDA (1)	$45,432	$41,532	9.4%	$127,274	$117,073	8.7%

Membership	153,249	147,515	3.9%	153,249	147,515	3.9%
______________________

(1)
This earnings release includes metrics entitled Adjusted EBITDA and Free Cash Flow that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. ("GAAP"). See "Statement Regarding Non-GAAP Financial Measures" section for the definition of Adjusted EBITDA and Free Cash Flow and the reconciliation later in this earnings release to the most comparable financial measure calculated in accordance with GAAP.

Segment Highlights:
Golf and country clubs (GCC):

•	GCC total revenue of $164.8 million for the third quarter of 2014 increased $8.8 million, up 5.6%, compared to the third quarter of 2013.

•	GCC adjusted EBITDA was $46.9 million, an increase of $3.7 million, up 8.6%.

•	GCC adjusted EBITDA margin was 28.4%, up 70 basis points versus the third quarter of 2013.

•
Same store revenue increased $2.8 million, up 1.8%, driven by increases in base and upgrade dues revenue, a la carte and private events revenue, partially offset by declines in golf operations and other revenue.

•	Same store adjusted EBITDA increased $2.8 million, up 6.6%.

ClubCorp FY14 Q3 Earnings Release	2	Page

•
Same store adjusted EBITDA margin was 29.4%, up 130 basis points versus prior year due to improved variable labor expenses as a percent of revenue and a reduction in property tax expense due to tax credits recognized in 2014.

•	Newly acquired golf and country clubs contributed incremental revenue of $6.0 million and adjusted EBITDA of $0.9 million.

Business, sports and alumni clubs (BSA):

•
BSA revenue of $39.0 million for the third quarter of 2014 increased $2.3 million, up 6.4%, compared to the third quarter 2013 due largely to an increase in private events revenue, membership dues and a la carte revenue.

•	BSA adjusted EBITDA was $5.8 million, increased $1.1 million, up 22.8%.

•
BSA adjusted EBITDA margin was 14.8%, an increase of 190 basis points versus the prior year, primarily due to improved variable labor expenses as a percent of revenue and a favorable reduction in rent expense due to consolidation and relocation of City Club of LA during its reinvention last year.

Quotes:
Eric Affeldt, president and chief executive officer: “By implementing our three pronged growth strategy we have delivered five consecutive quarters of record financial results. Our results this quarter again demonstrate our ability to grow organically, reinvent our clubs and add new clubs via acquisition. We have grown the business organically - not only have membership sales continued to accelerate in our golf and country club business, but also now in our business, sports and alumni clubs. These results are a testament to the value members place on our lifestyle product and the capital invested to reinvent our clubs. We continue to deliver superior returns on all of our reinventions and acquisitions. We are very excited to have closed the acquisition of Sequoia Golf and the additional positive momentum we believe this will create for our business.”

Curt McClellan, chief financial officer: “We would like to thank our employee partners for delivering another strong quarter amidst the backdrop of the most significant acquisition we have ever made. Our results this quarter would not be possible without their professionalism and ability to execute. As we continue to execute our growth strategies, we appreciate lenders for their support and confidence resulting in additional financial flexibility for the acquisition of Sequoia Golf. The return on incremental capital invested in our reinvention and acquisition strategies has delivered excellent results to date, and we expect nothing different from Sequoia Golf. The acquisition of Sequoia Golf represents a significant inflection point in our company’s history as we look forward to continued progress in each of our business segments.”

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates subject to change, including as a result of matters discussed under the "Forward-Looking Statements" cautionary language which follows, and the Company undertakes no duty to update its guidance. With the

ClubCorp FY14 Q3 Earnings Release	3	Page

acquisition of Sequoia Golf, the Company is raising its full fiscal year guidance. For fiscal year 2014, the Company now expects to deliver revenue in the range of $860.0 million to $880.0 million and adjusted EBITDA in the range of $191.0 million to $196.0 million. As a reminder, ClubCorp's full year fiscal 2014 results consist of 52 weeks versus fiscal 2013 results that consisted of 53 weeks. Thus, fourth quarter fiscal 2014 will have one less week than than the prior comparable quarter from fiscal 2013.

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. With its recent acquisition of Sequoia Golf, ClubCorp now owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 26 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company will hold a conference call, October 16, 2014 at 10:00 a.m. CDT (11:00 a.m. EDT) to discuss its third quarter fiscal 2014 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: 877-317-6789 for U.S. callers, 866-605-3852 for Canadian callers and 412-317-6789 for international callers and reference the ClubCorp third quarter conference call (confirmation code 10053156) when prompted. For those unable to participate in the live call, a webcast replay will be available at ir.clubcorp.com one hour after completion of the call.

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and an acquisition adjustment. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing ClubCorp's secured credit facilities and may not be comparable to similarly titled measures reported by other companies.

We began using Adjusted EBITDA as our measurement of segment profit and loss in fiscal year 2014. Prior to this change, we utilized Segment EBITDA (“Segment EBITDA”) as our measurement of segment profit and loss, but we also presented Adjusted EBITDA on a consolidated basis. These two measurements are not materially different. This

ClubCorp FY14 Q3 Earnings Release	4	Page

change was made to align our internal measurement of segment profit and loss with the measurement used to evaluate our performance on a consolidated basis and to reduce the number of non-GAAP measurements we report, thus simplifying our financial reporting. The manner in which we calculate Adjusted EBITDA has not changed.

In addition to Adjusted EBITDA, we are providing a Free Cash Flow (FCF) metric as an additional non-GAAP measure. We believe a FCF metric aids investors in their evaluation of the Company's ability to generate cash, and determine the amount of capital available for general corporate purposes including, but not limited to discretionary growth CAPEX (e.g. reinventions or acquisitions), or cash dividends.

This earnings release and accompanying financial tables include supplemental non-GAAP financial measures titled Adjusted EBITDA and Free Cash Flow. Adjusted EBITDA and Free Cash Flow are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP and is not indicative of net income or loss as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before using as a measure to evaluate the Company's financial performance. Adjusted EBITDA and Free Cash Flow, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of non-GAAP financial measure to the applicable and most comparable GAAP financial measure.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. The Company generally uses the words "may", "will", "could", "expect", "anticipate", "believe", "estimate", "plan", "intend", and similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

ClubCorp FY14 Q3 Earnings Release	5	Page

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in the Company's Form 10-Q for the third fiscal quarter ended September 9, 2014.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this release, including EBITDA, Adjusted EBITDA and same store measures, are discussed more fully in the Company's Quarterly Report on Form 10-Q for the fiscal third quarter ended September 9, 2014. This release should be read in conjunction with the 2014 third quarter Form 10-Q.

# # #

(Financial Tables Follow)

ClubCorp FY14 Q3 Earnings Release	6	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS
(In thousands, except for membership, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	Third quarter ended			Year to date ended
GCC	September 9, 2014 (12 weeks)	September 3, 2013 (12 weeks)	% Change (1)	September 9, 2014 (36 weeks)	September 3, 2013 (36 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$68,990	$66,047	4.5%	$202,732	$193,819	4.6%
Food and Beverage	34,454	33,696	2.2%	98,141	92,976	5.6%
Golf Operations	38,081	38,493	(1.1)%	101,358	100,070	1.3%
Other	13,324	13,837	(3.7)%	34,816	36,052	(3.4)%
Revenue	$154,849	$152,073	1.8%	$437,047	$422,917	3.3%
Adjusted EBITDA	$45,494	$42,690	6.6%	$129,840	$121,868	6.5%
Adjusted EBITDA Margin	29.4%	28.1%	130 bps	29.7%	28.8%	90 bps

New or Acquired Clubs (2)
Revenue	$9,955	$3,957	NM (1)	$22,719	$4,381	NM (1)
Adjusted EBITDA	$1,366	$463	NM (1)	$3,275	$672	NM (1)

Total Golf and Country Clubs
Revenue	$164,804	$156,030	5.6%	$459,766	$427,298	7.6%
Adjusted EBITDA	$46,860	$43,153	8.6%	$133,115	$122,540	8.6%
Adjusted EBITDA Margin	28.4%	27.7%	70 bps	29.0%	28.7%	30 bps

Same Store Memberships	84,917	84,060	1.0%	84,917	84,060	1.0%
Total Memberships	90,179	85,633	5.3%	90,179	85,633	5.3%
Same Store Average Membership (3)	84,666	83,771	1.1%	83,698	82,902	1.0%
Dues per Average Same Store Membership (4)	$815	$788	3.4%	$2,422	$2,338	3.6%
Revenue per Average Same Store Membership (4)	$1,829	$1,815	0.8%	$5,222	$5,101	2.4%
____________________

(1)	Percentage changes that are not meaningful are denoted by "NM."

(2)
New or Acquired Clubs include those clubs which were acquired, opened or added under management agreements in the thirty-six weeks ended September 9, 2014 and fiscal year ended December 31, 2013 consisting of: Oak Tree Country Club, Cherry Valley Country Club, Chantilly National Golf and Country Club, Prestonwood Country Club, Tournament Players Club (“TPC”) Michigan and TPC Piper Glen.

(3)	Same store average membership is calculated using the same store membership count at the beginning and end of the period indicated.

(4)	Same store dues or revenue divided by same store average membership.

ClubCorp FY14 Q3 Earnings Release	7	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS
(In thousands, except for membership, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	Third quarter ended			Year to date ended
BSA	September 9, 2014 (12 weeks)	September 3, 2013 (12 weeks)	% Change (1)	September 9, 2014 (36 weeks)	September 3, 2013 (36 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$17,942	$17,580	2.1%	$53,631	$52,770	1.6%
Food and Beverage	17,933	16,354	9.7%	58,178	55,281	5.2%
Other	2,694	2,694	—%	7,863	8,073	(2.6)%
Revenue	$38,569	$36,628	5.3%	$119,672	$116,124	3.1%
Adjusted EBITDA	$5,990	$4,712	27.1%	$20,722	$18,849	9.9%
Adjusted EBITDA Margin	15.5%	12.9%	260 bps	17.3%	16.2%	110 bps

New or Acquired Clubs (2)
Revenue	$391	$—	NM (1)	$394	$—	NM (1)
Adjusted EBITDA	$(205)	$—	NM (1)	$(276)	$—	NM (1)

Total Business, Sports and Alumni Clubs
Revenue	$38,960	$36,628	6.4%	$120,066	$116,124	3.4%
Adjusted EBITDA	$5,785	$4,712	22.8%	$20,446	$18,849	8.5%
Adjusted EBITDA Margin	14.8%	12.9%	190 bps	17.0%	16.2%	80 bps

Same Store Memberships	61,950	61,882	0.1%	61,950	61,882	0.1%
Total Memberships (3)	63,070	61,882	1.9%	63,070	61,882	1.9%
Same Store Average Membership (4)	61,848	61,952	(0.2)%	61,678	61,964	(0.5)%
Dues per Average Same Store Membership (5)	$290	$284	2.1%	$870	$852	2.1%
Revenue per Average Same Store Membership (6)	$624	$591	5.6%	$1,940	$1,874	3.5%
______________________

(1)    Percentage changes that are not meaningful are denoted by "NM."

(2)
New or Acquired Clubs include those clubs which are under development or were acquired, opened or added under management agreements in the thirty-six weeks ended ended September 9, 2014 and fiscal year ended December 31, 2013 consisting of the Paragon Club of Hefei and Baylor Club.

(3)	Does not include certain international club memberships.

(4)	Same store average membership is calculated using the same store membership count at the beginning and end of the period indicated.

(5)	Same store dues or revenue divided by same store average membership.

ClubCorp FY14 Q3 Earnings Release	8	Page

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

	Third quarter ended		Year to date ended		Four quarters ended
	September 9, 2014 (12 weeks)	September 3, 2013 (12 weeks)	September 9, 2014 (36 weeks)	September 3, 2013 (36 weeks)	September 9, 2014
Net income (loss)	$3,273	$(5,034)	$(17,992)	$(8,403)	$(50,269)
Interest expense	12,944	19,499	44,242	58,646	69,265
Income tax expense (benefit)	5,802	3,793	(3,028)	1,150	(2,497)
Interest and investment income	(1,366)	(80)	(1,535)	(224)	(1,656)
Depreciation and amortization	17,160	17,030	50,405	49,497	72,981
EBITDA	$37,813	$35,208	$72,092	$100,666	87,824
Impairments, disposition of assets and income (loss) from discontinued operations and divested clubs (1)	1,745	2,737	7,166	8,170	13,360
Loss on extinguishment of debt (2)	—	—	31,498	—	48,354
Non-cash adjustments (3)	464	1,120	1,389	2,773	2,545
Other adjustments (4)	3,506	2,248	9,064	4,266	14,932
Equity-based compensation expense (5)	949	—	3,037	—	17,254
Acquisition adjustment (6)	955	219	3,028	1,198	3,136
Adjusted EBITDA	$45,432	$41,532	$127,274	$117,073	$187,405
______________________

(1)
Includes non-cash impairment charges related to property and equipment, loss on disposals of assets and net loss or income from discontinued operations and divested clubs that do not quality as discontinued operations.

(2)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(3)
Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. ("CCI") in 2006 by affiliates of KSL and expense recognized for our long-term incentive plan related to fiscal years 2011 through 2013.

(4)
Represents adjustments permitted by the credit agreement governing ClubCorp's secured credit facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, income or loss attributable to non-controlling equity interests of continuing operations, franchise taxes, adjustments to accruals for unclaimed property settlements, acquisition costs, debt amendment costs, equity offering costs, other charges incurred in connection with the ClubCorp Formation (as defined in our Annual Report on Form 10-K filed with the SEC on March 21, 2014) and management fees, termination fee and expenses paid to an affiliate of KSL.

(5)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(6)
Represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006.

ClubCorp FY14 Q3 Earnings Release	9	Page

CLUBCORP HOLDINGS, INC.
CALCULATION OF FREE CASH FLOW
(In thousands)
(Unaudited financial information)

	Four quarters ended
	September 9, 2014 (53 weeks)	September 3, 2013 (52 weeks)
Adjusted EBITDA (1)	$187,405	$174,713
LESS:
Interest expense and principal amortization on long-term debt (2)	44,370	64,758
Cash paid for income taxes	2,796	3,521
Maintenance capital expenditures	28,162	24,135
Capital lease principal & interest expense	12,436	11,644
Free Cash Flow	$99,641	$70,655
_____________________

(1)	See the Adjusted EBITDA reconciliation in the preceding "Reconciliation of Non-GAAP Measures to Closest GAAP Measure" table.

(2)
Interest on long-term debt excludes accretion of discount on member deposits, amortization of debt issuance costs, amortization of term loan discount and interest on notes payable related to certain realty interests which we define as “Non-Core Development Entities”.

ClubCorp FY14 Q3 Earnings Release	10	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Twelve and Thirty-Six Weeks Ended September 9, 2014 and September 3, 2013
(In thousands of dollars)
(Unaudited financial information)

	Third quarter ended			Year to date ended
	September 9, 2014 (12 weeks)	September 3, 2013 (12 weeks)	% Change	September 9, 2014 (36 weeks)	September 3, 2013 (36 weeks)	% Change
REVENUES:
Club operations	$149,373	$143,487	4.1%	$418,443	$394,696	6.0%
Food and beverage	54,684	50,809	7.6%	161,045	148,615	8.4%
Other revenues	418	539	(22.4)%	2,128	2,203	(3.4)%
Total revenues	204,475	194,835	4.9%	581,616	545,514	6.6%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	132,774	127,741	3.9%	377,204	354,598	6.4%
Cost of food and beverage sales exclusive of depreciation	18,400	17,185	7.1%	53,338	49,179	8.5%
Depreciation and amortization	17,160	17,030	0.8%	50,405	49,497	1.8%
Provision for doubtful accounts	850	1,102	(22.9)%	996	2,004	(50.3)%
Loss on disposals of assets	1,744	2,745	(36.5)%	6,347	6,376	(0.5)%
Impairment of assets	—	24	(100.0)%	895	1,905	(53.0)%
Equity in earnings from unconsolidated ventures	(660)	(424)	(55.7)%	(1,493)	(966)	(54.6)%
Selling, general and administrative	13,553	11,250	20.5%	40,737	31,747	28.3%
OPERATING INCOME	20,654	18,182	13.6%	53,187	51,174	3.9%

Interest and investment income	1,366	80	1,607.5%	1,535	224	585.3%
Interest expense	(12,944)	(19,499)	33.6%	(44,242)	(58,646)	24.6%
Loss on extinguishment of debt	—	—	—%	(31,498)	—	100.0%
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	9,076	(1,237)	833.7%	(21,018)	(7,248)	(190.0)%
INCOME TAX (EXPENSE) BENEFIT	(5,802)	(3,793)	(53.0)%	3,028	(1,150)	363.3%
INCOME (LOSS) FROM CONTINUING OPERATIONS	3,274	(5,030)	165.1%	(17,990)	(8,398)	(114.2)%
Loss from discontinued clubs, net of income tax	(1)	(4)	75.0%	(2)	(5)	60.0%
NET INCOME (LOSS)	3,273	(5,034)	165.0%	(17,992)	(8,403)	(114.1)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(63)	(129)	51.2%	(137)	(131)	(4.6)%
NET INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$3,210	$(5,163)	162.2%	$(18,129)	$(8,534)	(112.4)%

NET INCOME (LOSS)	$3,273	$(5,034)	165.0%	$(17,992)	$(8,403)	(114.1)%
Foreign currency translation, net of tax	(140)	(1,430)	90.2%	7	(988)	100.7%
OTHER COMPREHENSIVE (LOSS) INCOME	(140)	(1,430)	90.2%	7	(988)	100.7%
COMPREHENSIVE INCOME (LOSS)	3,133	(6,464)	148.5%	(17,985)	(9,391)	(91.5)%
COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(63)	(129)	51.2%	(137)	(131)	(4.6)%
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$3,070	$(6,593)	146.6%	$(18,122)	$(9,522)	(90.3)%

ClubCorp FY14 Q3 Earnings Release	11	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of September 9, 2014 and December 31, 2013
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	September 9, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$65,801	$53,781
Receivables, net of allowances	84,339	83,161
Inventories	18,173	15,819
Prepaids and other assets	14,406	13,339
Deferred tax assets, net	7,249	10,403
Total current assets	189,968	176,503
Investments	6,385	8,032
Property and equipment, net	1,271,572	1,234,903
Notes receivable, net of allowances	5,115	4,756
Goodwill	258,459	258,459
Intangibles, net	26,932	27,234
Other assets	34,886	26,330
TOTAL ASSETS	$1,793,317	$1,736,217

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$13,571	$11,567
Membership initiation deposits - current portion	129,937	112,212
Accounts payable	29,184	26,764
Accrued expenses	28,661	36,772
Accrued taxes	21,493	20,455
Other liabilities	79,667	79,300
Total current liabilities	302,513	287,070
Long-term debt	720,249	638,112
Membership initiation deposits	202,620	204,152
Deferred tax liability, net	201,227	210,989
Other liabilities	166,893	157,944
Total liabilities	1,593,502	1,498,267

EQUITY
Common stock of ClubCorp Holdings, Inc., $0.01 par value, 200,000,000 shares authorized; 64,428,380 and 63,789,730 issued and outstanding at September 9, 2014 and December 31, 2013, respectively	644	638
Additional paid-in capital	300,118	320,274
Accumulated other comprehensive loss	(1,063)	(1,070)
Retained deficit	(110,798)	(92,669)
Total stockholders’ equity	188,901	227,173
Noncontrolling interests in consolidated subsidiaries and variable interest entities	10,914	10,777
Total equity	199,815	237,950
TOTAL LIABILITIES AND EQUITY	$1,793,317	$1,736,217

ClubCorp FY14 Q3 Earnings Release	12	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Thirty-Six Weeks Ended September 9, 2014 and September 3, 2013
(In thousands of dollars)
(Unaudited financial information)

	Year to date ended
	September 9, 2014 (36 weeks)	September 3, 2013 (36 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,992)	$(8,403)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	50,103	47,521
Amortization	302	1,977
Asset impairments	895	1,905
Bad debt expense	1,012	2,014
Equity in earnings from unconsolidated ventures	(1,493)	(966)
Gain on investment in unconsolidated ventures	(1,276)	—
Distribution from investment in unconsolidated ventures	4,290	2,429
Loss on disposals of assets	6,343	6,376
Amortization and write-off of debt issuance costs and amortization of term loan discount	5,784	1,550
Accretion of discount on member deposits	14,211	14,149
Amortization of above and below market rent intangibles	(236)	115
Equity-based compensation	3,037	—
Redemption premium payment included in loss on extinguishment of debt	27,452	—
Net change in deferred tax assets and liabilities	(8,098)	(3,819)
Net change in prepaid expenses and other assets	(4,390)	(5,241)
Net change in receivables and membership notes	3,462	(28,659)
Net change in accounts payable and accrued liabilities	(8,204)	7,104
Net change in other current liabilities	(443)	30,548
Net change in other long-term liabilities	3,594	(1,780)
Net cash provided by operating activities	78,353	66,820
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(55,087)	(42,066)
Acquisitions of clubs	(17,187)	(10,785)
Acquisition of Sequoia Golf, including escrow deposit	(10,000)	—
Proceeds from dispositions	314	90
Net change in restricted cash and capital reserve funds	(287)	34
Return of capital in equity investments	126	592
Net cash used in investing activities	(82,121)	(52,135)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(278,668)	(21,999)
Proceeds from new debt borrowings, net of loan discount	348,250	10,713
Repayments of revolving credit facility borrowings	(11,200)	—
Proceeds from revolving credit facility borrowings	11,200	—
Redemption premium payment	(27,452)	—
Debt issuance and modification costs	(2,930)	(6,684)
Distribution to owners	(22,980)	(35,000)
Proceeds from new membership initiation deposits	635	760
Repayments of membership initiation deposits	(1,075)	(1,030)
Net cash provided by (used in) financing activities	15,780	(53,240)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	8	(110)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12,020	(38,665)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	53,781	81,965
CASH AND CASH EQUIVALENTS - END OF PERIOD	$65,801	$43,300
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$28,683	$34,648
Cash paid for income taxes	$1,956	$2,347
Non-cash investing and financing activities are as follows:
Capital lease	14,057	10,075

ClubCorp FY14 Q3 Earnings Release	13	Page